Exhibit 23.7

FANGDA PARTNERS

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	+86-21-2208 1166
邮政编码：200041	传 真	Fax.:	+86-21-5298 5599

24/F, HKRI Centre Two

HKRI Taikoo Hui

288 Shi Men Yi Road

Shanghai, PRC

200041

To: BeiGene, Ltd.

January 21, 2025

Re: Consent of Fangda Partners

Dear Sirs,

We hereby consent to the reference of our name under the heading “ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS” in the Registration Statement on Form S-4 initially filed by BeiGene, Ltd. with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2024 (as amended, the “Registration Statement”). We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners